PROMISSORY NOTE

$1,000,000.00                                           Santa Monica, California
                                                                   April 7, 2005


            FOR VALUE RECEIVED, Patient Safety Technologies, Inc. (the "Maker"), a Delaware corporation with an office located at 100 Wilshire Boulevard, Suite 1500, Santa Monica, California 90401, hereby promises to pay Bodnar Capital Management, LLC (the "Payee"), a limited liability company with an address at 680 Old Academy Road, Fairfield, Connecticut 06824, the principal sum of one million dollars ($1,000,000.00) plus any accrued interest thereon in lawful money of the United States on May 31, 2006 (the "Maturity Date").

            Maker further promises to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum, such interest to be paid on the Maturity Date. Interest shall commence accruing on the issue date and shall be calculated on the basis of a 365-day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of California. At the option of Maker, payments of interest hereunder may be made in lawful money of the United States of America or, in whole or in part, in shares of common stock, $.33 par value per share ("Common Stock"), of Maker, valued at the closing sales price of the Common Stock on the Maturity Date.

            This Note may be prepaid in whole or in part at any time without the consent of the Maker provided that Payee shall pay Maker an amount in cash equal to 102% of the principal amount of this Note plus all accrued interest on the principal so prepaid to date of such prepayment.

            The entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following (each, an "Event of Default"):

            a. The Maker filing for relief under any bankruptcy law;

            b. The filing of a lien, the issuance of a levy or execution, or the seizure, attachment or garnishment, or the entry of judgment on or against Maker or any of Maker's property which shall not be released, satisfied of record or bonded within twenty (20) days thereafter, except liens which exist as the date hereof or liens to which the Payee shall consent;

            c. The Maker creates, incurs, assumes or suffers to exist any liability for borrowed money, except borrowings in existence or committed on the date hereof and indebtedness to trade creditors or financial institutions incurred in the ordinary course of business; or

            d. The Maker has failed to pay the principal and any accrued and unpaid interest on the Maturity Date.

            The obligations under this Note shall be secured by certain collateral of Maker in accordance with the terms of a Security Agreement entered into on the date hereof.


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            All rights and remedies available to the Payee pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Maker pursuant to the provisions of this Note.

            The Maker waives demand, presentment, protest and notice of any kind and consents to the extension of time of payments, the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

            This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged. The Maker hereby authorizes the Payee to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

            In the event of any litigation with respect to the obligations evidenced by this Note, the Maker waives the right to a trial by jury and all rights of set-off and rights to interpose permissive counterclaims and cross-claims. This Note shall be governed by and construed in accordance with the laws of the State of California and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and inure to the benefit of the Payee, his successors, endorsees, assigns, heirs, administrators and executors.

            The Maker hereby irrevocably consents to the jurisdiction of the state and federal courts in Los Angeles County, California in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                               PATIENT SAFETY TECHNOLOGIES, INC.


                                               By:  /s/ Milton Ault
                                                   ----------------------------
                                               Name: Milton "Todd" Ault, III
                                               Title: Chief Executive Officer



ATTEST:

/s/ Louis Glazer, M.D.
---------------------------


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